As filed with the United States Securities and Exchange Commission on March 6, 2006
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MITEL NETWORKS CORPORATION/
CORPORATION MITEL NETWORKS
(Exact name of registrant as specified in its charter)
MITEL NETWORKS CORPORATION
(Translation of Registrant’s name into English)

Canada (State or other jurisdiction of incorporation or organization)	N/A (IRS Employer Identification No.)
350 Legget Drive
Ottawa, Ontario, Canada K2K 2W7
(613) 592-2122
(Address of Registrant’s Principal Executive Offices and telephone number)

Mitel Networks Corporation Employee Stock Option Plan
(Full title of the plan)

Copy to:

Susan J. Krembs, Esq.	Daniel H. Anixt
Osler, Hoskin & Harcourt LLP	U.S. Legal Counsel
280 Park Avenue, Suite 30W	Mitel Networks, Inc.
New York, New York 10017	205 Van Buren St., Suite 400
(212) 907-0502	Herndon, Virginia 20170
(703) 736-3124
(Name, address and telephone number of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
		Offering Price	Aggregate Offering	Amount of
Title of Securities to be Registered	Amount to be Registered	Per Share (2)	Price (2)	Registration Fee
Common Shares, without nominal or par value	25,000,000 shares (1)	$1.24	$31,000,000.00	$3,317.00

(1)	Pursuant to Rule 416 (a) under the Securities Act of 1933, as amended, this Registration Statement covers any additional securities that may be offered or issued as a result of the anti-dilution provisions in the Employee Stock Option Plan.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee, in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended. The Proposed Maximum Offering Price Per Share is equal to the weighed average exercise price of C$1.38 per common share for 22,642,849 outstanding options and a book value of C$1.76 per common share for the remaining options available for grant under the Employee Stock Option Plan, converted into U.S. dollars at the noon buying rate of C$1.1369 per US$1.00 reported by the Bank of Canada on March 3, 2006.

PART I
INFORMATION REQUIRED IN THE PROSPECTUS
     This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 25,000,000 Common Shares of Mitel Networks Corporation (the “Registrant”) issuable pursuant to the Registrant’s Employee Stock Option Plan. Under the terms of the Registrant’s Employee Stock Option Plan, up to 25,000,000 of such Common Shares may be issued upon the exercise of options. All information specified by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
          The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference and made a part of this Registration Statement:
     (a) the Registrant’s Annual Report on Form 20-F for the fiscal year ended April 24, 2005 and the transition period between April 25, 2005 and April 30, 2005 (the “2005 Form 20-F”); and
     (b) The description of the Registrant’s common shares contained in Item 10B (Additional Information – Memorandum and Articles of Incorporation – Capital Stock) of the Registrant’s 2005 Form 20-F.
          In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities registered hereby have been sold or which deregisters such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except for information furnished to the Commission that is not deemed to be “filed” for purposes of the Exchange Act (such documents, and the documents listed above, being hereinafter referred to as “Incorporated Documents”). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities
          The Registrant’s common shares are registered under Section 12 of the Exchange Act.
Item 5. Interests of Named Experts and Counsel
          The validity of the common shares which are registered hereby and which may be issued by the Registrant upon the exercise of options granted under the Employee Stock Option Plan will be passed upon by Greg Hiscock, Esq., Corporate Counsel of the Registrant. Greg Hiscock is regularly employed by the Registrant.
          The consolidated financial statements incorporated in this Registration Statement by reference from the Registrant’s Annual Report on Form 20-F for the year ended April 24, 2005 and the transition period between April 25, 2005 and April 30, 2005 have been audited by Deloitte &Touche LLP, an independent registered chartered accounting firm, as stated in their report which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

Item 6. Indemnification of Directors and Officers
          The by-laws of the Registrant generally provide that the Registrant shall indemnify a director or officer against liability incurred in such capacity including acting at the Registrant’s request as director or officer of another corporation, to the extent permitted by the Canada Business Corporations Act. The Registrant maintains directors and officers liability insurance in the amount of $15,000,000 for the benefit of directors and officers of the Registrant. The policy contains a deductible ranging from $50,000 to $75,000 depending upon the nature of the claim. The policy contains a number of exclusions and limitations to the coverage provided, as a result of which the Registrant may, under certain circumstances, be obligated to indemnify its directors or officers for certain claims which do not fall within the coverage provided under the policy.
          The Canada Business Corporations Act provides as of right that, in general, an officer or director, as such, shall be entitled to indemnity if (i) he was not judged by a court or competent authority to have committed any fault or omitted to do anything he ought to have done, (ii) he acted honestly and in good faith with a view to the best interests of the corporation and (iii) where a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. However, under the Canada Business Corporations Act, no officer or director of the Registrant may be indemnified with respect to any security holder’s derivative action brought pursuant to such Act unless a court of competent jurisdiction has approved the terms of such indemnification.
Item 7. Exemption from Registration Claimed
     Not applicable.
Item 8. Exhibits

Exhibit No.	Description
4.1	Restated Articles of Incorporation of the Registrant and amendments thereto prior to April 24, 2005 (2).

4.2	Articles of Amendment dated April 22, 2004 (2).

4.3	Articles of Amendment dated April 23, 2004 (2).

4.4	By-laws of Mitel Networks Corporation (2).

4.5	Specimen Common Share Certificate (3).

4.6	Mitel Networks Corporation Employee Stock Option Plan.

4.7	Securities Purchase Agreement between Mitel and the Noteholders, dated April 27, 2005 (1)

4.8	Form of Note (see Exhibit 4.7 above) (1)

4.9	General Security Agreement between Mitel and Highbridge (as a secured party, and also in its capacity as Collateral Agent (now BNY) on behalf of the Noteholders), dated April 27, 2005 (1)

4.10	Guaranty and Security Agreement between MNI and Highbridge (as a secured party, and also in its capacity as Collateral Agent (now BNY) on behalf of the Noteholders), dated April 27, 2005 (1)

4.11	Pledge Agreement between MNL and Highbridge (as a secured party, and also in its capacity as Collateral Agent (now BNY) on behalf of the Noteholders), dated April 27, 2005 (1)

4.12	Charge Over Book Debts and Cash at Bank between MNL and Highbridge (as trustee for itself and other Secured Parties), dated April 27, 2005 (1)

Exhibit No.	Description
4.13	Guarantee and Indemnity between MNL and Highbridge (in its capacity as Collateral Agent on behalf of the Noteholders), dated April 27, 2005 (1)

4.14	Mortgage Debenture between MNL and Highbridge (as a secured party, and also in its capacity as Collateral Agent (now BNY) on behalf of the Noteholders), dated April 27, 2005 (1)

4.15	Guarantee and Security Agreement between MNOL and Highbridge (as a secured party, and also in its capacity as Collateral Agent (now BNY) on behalf of the Noteholders), dated June 30, 2005 (1)

4.16	Deed of Guarantee and Subordination between MNIL, MNOL and Highbridge (as a secured party, and also in its capacity as Collateral Agent (now BNY) on behalf of the Noteholders), dated June 30, 2005 (1)

4.17	Deed of Guarantee and Subordination between MNIL, MNOL and BNY, dated July 15, 2005 (1)

4.18	Intellectual Property Security Agreement between Mitel and BNY, effective from April 27, 2005 (1)

5.1	Opinion of Greg Hiscock, Esq.

23.1	Consent of Greg Hiscock, Esq. (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24	Powers of Attorney (included in signature page to this Registration Statement).

(1)	Filed as an exhibit to the Registrant’s 2005 Form 20-F and incorporated herein by reference.

(2)	Filed as an exhibit to the Annual Report on Form 20-F of the Registrant for the fiscal year ended April 25, 2004 and incorporated herein by reference.

(3)	Filed as an exhibit to the Registration Statement on Form 20-F of the Registrant filed on August 26, 2002, as amended, of the Registrant and incorporated herein by reference.

Item 9. Undertakings
  (a) The Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, Canada, on the 6th day of March, 2006.

MITEL NETWORKS CORPORATION / CORPORATION MITEL NETWORKS (Registrant)
By:	/s/ Donald W. Smith
Donald W. Smith,
Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Donald W. Smith and Steven Spooner, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated, on the 6th day of March, 2006.

SIGNATURE	TITLE

Dr. Terence Matthews	Chairman and Director

/s/ Donald W. Smith Donald W. Smith	Chief Executive Officer and Director (principal executive officer)

/s/ Steven E. Spooner Steven E. Spooner	Chief Financial Officer (principal financial officer and principal accounting officer)

/s/ Paul A. N. Butcher Paul A. N. Butcher	President and Chief Operating Officer

SIGNATURE	TITLE
/s/ Peter D. Charbonneau Peter D. Charbonneau	Director and Vice-Chairman

/s/ Kirk K. Mandy Kirk K. Mandy	Director

/s/ Sir David S. Rowe-Beddoe Sir David S. Rowe-Beddoe	Director

/s/ Gilbert S. Palter Gilbert S. Palter	Director

/s/ Guthrie S. Stewart Guthrie S. Stewart	Director

/s/ Daniel H. Anixt Name: Daniel H. Anixt	Authorized Representative in the United States
Title: U.S. Legal Counsel, Mitel Networks, Inc.

EXHIBIT INDEX

Exhibit No.	Description
4.1	Restated Articles of Incorporation of the Registrant and amendments thereto prior to April 24, 2005 (2).

4.2	Articles of Amendment dated April 22, 2004 (2).

4.3	Articles of Amendment dated April 23, 2004 (2).

4.4	By-laws of Mitel Networks Corporation (2).

4.5	Specimen Common Share Certificate (3).

4.6	Mitel Networks Corporation Employee Stock Option Plan.

4.7	Securities Purchase Agreement between Mitel and the Noteholders, dated April 27, 2005 (1)

4.8	Form of Note (see Exhibit 4.7 above) (1)

4.9	General Security Agreement between Mitel and Highbridge (as a secured party, and also in its capacity as Collateral Agent (now The Bank of New York) on behalf of the Noteholders), dated April 27, 2005 (1)

4.10	Guaranty and Security Agreement between MNI and Highbridge (as a secured party, and also in its capacity as Collateral Agent (now BNY) on behalf of the Noteholders), dated April 27, 2005 (1)

4.11	Pledge Agreement between MNL and Highbridge (as a secured party, and also in its capacity as Collateral Agent (now BNY) on behalf of the Noteholders), dated April 27, 2005 (1)

4.12	Charge Over Book Debts and Cash at Bank between MNL and Highbridge (as trustee for itself and other Secured Parties), dated April 27, 2005 (1)

4.13	Guarantee and Indemnity between MNL and Highbridge (in its capacity as Collateral Agent on behalf of the Noteholders), dated April 27, 2005 (1)

4.14	Mortgage Debenture between MNL and Highbridge (as a secured party, and also in its capacity as Collateral Agent (now BNY) on behalf of the Noteholders), dated April 27, 2005 (1)

4.15	Guarantee and Security Agreement between MNOL and Highbridge (as a secured party, and also in its capacity as Collateral Agent (now BNY) on behalf of the Noteholders), dated June 30, 2005 (1)

4.16	Deed of Guarantee and Subordination between MNIL, MNOL and Highbridge (as a secured party, and also in its capacity as Collateral Agent (now BNY) on behalf of the Noteholders), dated June 30, 2005 (1)

4.17	Deed of Guarantee and Subordination between MNIL, MNOL and BNY, dated July 15, 2005 (1)

4.18	Intellectual Property Security Agreement between Mitel and BNY, effective from April 27, 2005 (1)

Exhibit No.	Description
5.1	Opinion of Greg Hiscock, Esq.

23.1	Consent of Greg Hiscock, Esq. (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.

24	Powers of Attorney (included in signature page to this Registration Statement).

(1)	Filed as an exhibit to the Registrant’s 2005 Form 20-F and incorporated herein by reference.

(2)	Filed as an exhibit to the Annual Report on Form 20-F of the Registrant for the fiscal year ended April 25, 2004 and incorporated herein by reference.

(3)	Filed as an exhibit to the Registration Statement on Form 20-F of the Registrant filed on August 26, 2002, as amended, of the Registrant and incorporated herein by reference.